FOR IMMEDIATE RELEASE
July 21, 2016

WashingtonFirst Bankshares, Inc. Reports Net Income Growth of 60% Over 2015 Q2 Results; Record Performance for First Six Months

RESTON, VA - WashingtonFirst Bankshares, Inc. (NASDAQ: WFBI) (the "Company"), announced today consolidated net income of $4.4 million and $8.3 million (or $0.35 and $0.67 per diluted common share) for the three and six months ended June 30, 2016, respectively. Net income during the second quarter of 2016 increased 60.3% over the $2.7 million in net income (or $0.28 per diluted common share) earned during the three months ended June 30, 2015, and increased 12.1% over the prior quarter ended March 31, 2016. Year to date earnings for the six months ended June 30, 2016, increased 51.1% over the $5.5 million (or $0.57 per diluted common share) earned during the six months ended June 30, 2015. Additionally, the Company paid its 11th consecutive quarterly dividend of $0.06 on July 1, 2016.

Shaza Andersen, the Company’s President and CEO, said, “We made the strategic decision this year to focus on increasing our return on assets, and so far we’ve been successful.  Our ROA was 0.98% for the second quarter 2016, compared to 0.78% for the same period last year.  Earnings per share are trending positively as well, enhanced by the mortgage and wealth management operations acquired last year from 1st Portfolio.  Both businesses are performing at or above our initial expectations.  As always, asset quality remains a key priority for us - we reduced our NPAs from 0.87% as of December 31, 2015, to 0.71% as of June 30, 2016.  And in June, we were added to the Russell 2000, an index of the largest public companies by market capitalization in the country!  As we turn toward the second half of the year, we remain focused on premier customer service and strong financial performance, core principles that will continue to produce long-term value for our shareholders.”

The net interest margin was 3.37% and 3.44% for the three and six months ended June 30, 2016, respectively, as compared to 3.75% and 3.74% for the same periods in 2015. This decrease is primarily attributable to the addition of $25 million in subordinated debt added in the fourth quarter of 2015 and competitive pressure for incremental loans and deposits. On a linked quarter basis, the net interest margin decreased 14 basis points during the three months ended June 30, 2016, from a net interest margin of 3.51% for the three months ended March 31, 2016. The Company remains focused on its pricing discipline on both sides of the balance sheet and on all factors contributing to net income.

In June, the Company executed on a strategic deleveraging activity.  The Company prepaid a long-term FHLB advance that was assumed during the Alliance acquisition which was completed in late 2012.  This $25 million advance had a coupon interest rate of 3.99% but an effective cost of 2.04% after considering the purchase accounting mark on the instrument.  The instrument had a final maturity of February 26, 2021.  The effective cost (prepayment penalty less release of the purchase accounting mark) to terminate the debt instrument was $1.04 million.  The Company sold approximately $29.7 million of investment securities at a gain of $1.08 million during the quarter to offset the cost of the prepayment penalty.  The overall objectives of these transactions was to delever the balance sheet, produce a net neutral effect of the termination penalty and aid long-term performance metrics.  The Company anticipates positive contributions to its net interest margin and return on average assets in future quarters as a result.

Non-interest income grew during both the three and six months ended June 30, 2016, by $7.9 million and $12.1 million, respectively, compared to the same periods ended June 30, 2015, as a result of the successful integration of the 1st Portfolio companies acquired in July 2015. The mortgage subsidiary acquired in the 1st Portfolio acquisition contributed $5.3 million and $8.0 million to non-interest income via gain on sale of loans, respectively, during the three and six months ended June 30, 2016, compared to $0.1 million and $0.2 million generated by the Bank's legacy mortgage operation for the same periods ending June 30, 2015. Additional fee income of $1.4 million and $2.6 million was generated by the mortgage subsidiary for the quarter and six months ended June 30, 2016, respectively. Wealth management activities began as a result of the 1st Portfolio acquisition. During the three and six months ended June 30, 2016, $0.4 million and $0.9 million, respectively, of non-interest income was derived from the wealth division. Prior to July 2015, no such income was generated. In addition, the gain on sale of available-for-sale investment securities was $1.08 million for the three months ended June 30, 2016, bringing the total to $1.2 million for the six months ended June 30, 2016. As previously discussed, the significant gains during the current quarter were part of a strategic deleveraging activity noted above.

Non-interest expense grew during both the three and six months ended June 30, 2016, by $6.9 million and $11.6 million, respectively, compared to the same periods ended June 30, 2015, as a result of the new mortgage and wealth companies that resulted from the 1st Portfolio acquisition and further expansion of the retail branch banking footprint across our market. In addition, the Company incurred a debt termination expense of $1.4 million during the second quarter of 2016 related to the strategic deleveraging activity noted above.

	For the three months ended		For the six months ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	($ in thousands, except per share data)
Performance Ratios:
Return on average assets	0.98%	0.78%	0.96%	0.81%
Return on average shareholders' equity	9.42%	8.17%	9.01%	8.25%
Yield on average interest-earning assets	4.09%	4.35%	4.17%	4.34%
Rate on average interest-earning liabilities	1.03%	0.86%	1.02%	0.86%
Net interest spread	3.06%	3.49%	3.15%	3.48%
Net interest margin	3.37%	3.75%	3.44%	3.74%
Efficiency ratio (1)	64.65%	62.46%	64.77%	61.78%
Net charge-offs to average loans held for investment (2)	0.20%	0.03%	0.19%	0.03%

Mortgage origination volume	$216,927	$4,672	$339,563	$10,428

Assets under management	$245,074	$—	$245,074	$—

Per Share Data:
Basic earnings per common share	$0.36	$0.28	$0.68	$0.57
Fully diluted earnings per common share	$0.35	$0.28	$0.67	$0.57
Weighted average basic shares outstanding	12,240,278	9,596,558	12,225,484	9,583,376
Weighted average diluted shares outstanding	12,453,688	9,753,335	12,442,945	9,732,914
(1) Total non-interest expense (less debt extinguishment costs) divided by the sum of net interest income and total non-interest income (less gain on sale of AFS securities)
(2) Annualized

As of June 30, 2016, the Company reported total assets of $1.9 billion, compared to $1.7 billion as of December 31, 2015, and $1.5 billion as of June 30, 2016. Total loans held for investment increased $83.4 million or 6.4% to $1.4 billion as of June 30, 2016. This increase is attributable to organic loan growth from our existing lending team. During the first two quarters of 2016, total deposits increased $215.6 million or 16.2% to $1.5 billion. The increase in deposits is due to core deposit growth in our branch network and commercial customers.

Composition of Loans Held for Investment by Loan Class
	June 30, 2016	December 31, 2015	June 30, 2015
	($ in thousands)
Construction and development	$270,476	$249,433	$195,242
Commercial real estate	692,394	657,110	710,205
Residential real estate	254,520	241,395	132,218
Real estate loans	1,217,390	1,147,938	1,037,665
Commercial and industrial	166,941	153,860	133,650
Consumer	7,192	6,285	9,087
Total loans	1,391,523	1,308,083	1,180,402
Less: allowance for loan losses	12,595	12,289	10,626
Net loans	$1,378,928	$1,295,794	$1,169,776

Composition of Deposits
	June 30, 2016	December 31, 2015	June 30, 2015
	($ in thousands)
Demand deposit accounts	$418,404	$304,425	$386,006
NOW accounts	153,261	115,459	125,833
Money market accounts	253,207	309,940	198,217
Savings accounts	231,934	163,289	124,521
Time deposits up to $250,000	349,306	324,454	302,043
Time deposits over $250,000	142,765	115,675	112,247
Total deposits	$1,548,877	$1,333,242	$1,248,867

During the first six months of 2016, total shareholders’ equity increased $9.7 million from $178.6 million to $188.3 million an increase driven primarily by retained earnings offset by dividends of $1.5 million. Tangible book value per common share increased to $14.30 as of June 30, 2016, compared to $13.55 as of December 31, 2015, and $12.44 as of June 30, 2015. The capital ratios as of June 30, 2016 are listed below. The Company remains "well-capitalized" under the regulatory framework for prompt corrective action.

	June 30, 2016	December 31, 2015	June 30, 2015
Capital Ratios:
Total risk-based capital ratio	14.56%	14.86%	11.41%
Tier 1 risk-based capital ratio	12.04%	12.22%	10.38%
Common equity tier 1 risk-based capital ratio	11.51%	11.66%	9.08%
Tier 1 leverage ratio	10.06%	10.67%	9.32%
Tangible common equity to tangible assets	9.52%	9.95%	7.88%

Per Share Capital Data:
Book value per common share	$15.37	$14.64	$13.15
Tangible book value per common share	$14.30	$13.55	$12.44
Common shares outstanding	12,248,858	12,195,823	9,599,406

Overall, non-performing assets continue to decline, however, during the three months ended June 30, 2016, we charged off $0.7 million in non-performing loans which were fully reserved in previous periods. Our team continues to focus diligently on the management of criticized assets, and as such, our ratio of non-performing assets to total assets has decreased from 0.87% as of December 31, 2015, to 0.71% as of June 30, 2016.

Non-Performing Assets
	June 30, 2016	December 31, 2015	June 30, 2015
	($ in thousands)
Non-accrual loans	$7,417	$10,201	$5,920
90+ days still accruing	13	28	113
Trouble debt restructurings still accruing	3,616	4,269	4,362
Other real estate owned	2,159	—	291
Total non-performing assets	$13,205	$14,498	$10,686

	June 30, 2016	December 31, 2015	June 30, 2015
Allowance and Asset Quality Ratios:
Allowance for loan losses to loans held for investment	0.91%	0.94%	0.90%
Non-GAAP adjusted allowance for loan losses to loans held for investment	1.22%	1.30%	1.36%
Allowance for loan losses to non-accrual loans	169.81%	120.47%	179.49%
Allowance for loan losses to non-performing assets	95.38%	84.76%	99.44%
Non-performing assets to total assets	0.71%	0.87%	0.70%

In connection with various past acquisition activities, the Company recorded acquired loans at fair market value which consisted of pricing and credit marks. The credit marks are negative purchase marks which are comparable to an allowance for loan losses. Therefore, the non-GAAP adjusted allowance for loan losses to non-GAAP adjusted total loans held for investment, which considers these marks similar to allowance for loan losses, was 1.22% as of June 30, 2016, compared to 1.30% and 1.36% as of December 31, 2015 and June 30, 2015, respectively. A reconciliation of the allowance for loan losses and related ratios to the non-GAAP adjusted allowance for loan losses and related ratios as of June 30, 2016, December 31, 2015, and June 30, 2015, is below.

Reconciliation of GAAP Allowance Ratio to Non-GAAP Allowance Ratio
	June 30, 2016	December 31, 2015	June 30, 2015
	($ in thousands)
GAAP allowance for loan losses	$12,595	$12,289	$10,626
GAAP loans held for investment, at amortized cost	1,391,523	1,308,083	1,180,402

GAAP allowance for loan losses to total loans held for investment	0.91%	0.94%	0.90%

GAAP allowance for loan losses	$12,595	$12,289	$10,626
Plus: Credit purchase accounting marks	4,383	4,721	5,549
Non-GAAP adjusted allowance for loan losses	$16,978	$17,010	$16,175

GAAP loans held for investment, at amortized cost	$1,391,523	$1,308,083	$1,180,402
Plus: Credit purchase accounting marks	4,383	4,721	5,549
Non-GAAP loans held for investment, at amortized cost	$1,395,906	$1,312,804	$1,185,951

Non-GAAP adjusted allowance for loan losses to total loans held for investment	1.22%	1.30%	1.36%

Reconciliation of Tangible Common Equity to Tangible Assets Ratio
	June 30, 2016	December 31, 2015	June 30, 2015
	($ in thousands)
Tangible Common Equity:
Common Stock Voting	$104	$103	$77
Common Stock Non-Voting	18	18	18
Additional paid-in capital - common	161,679	160,861	113,384
Accumulated earnings	24,594	17,740	12,321
Accumulated other comprehensive income/(loss)	1,905	(127)	457
Total Common Equity	$188,300	$178,595	$126,257

Less Intangibles:
Goodwill	$11,420	$11,431	$6,240
Identifiable intangibles	1,753	1,888	568
Total Intangibles	$13,173	$13,319	$6,808

Tangible Common Equity	$175,127	$165,276	$119,449

Tangible Assets:
Total Assets	$1,853,666	$1,674,466	$1,521,790

Less Intangibles:
Goodwill	$11,420	$11,431	$6,240
Identifiable intangibles	1,753	1,888	568
Total Intangibles	$13,173	$13,319	$6,808

Tangible Assets	$1,840,493	$1,661,147	$1,514,982

Tangible Common Equity to Tangible Assets	9.52%	9.95%	7.88%

Segment Reporting (QTD)
	For the Three Months Ended June 30, 2016
	Commercial Banking	Mortgage Banking	Wealth Management	Other (1)	Consolidated Totals
	($ in thousands)
Revenues:
Interest income	18,035	439	—	(292)	18,182
Gain on sale of loans	—	5,287	—	—	5,287
Other revenues	1,416	1,344	450	(7)	3,203
Total income	19,451	7,070	450	(299)	26,672

Expenses:
Interest expense	2,662	292	1	226	3,181
Salaries and employee benefits	4,834	4,053	248	218	9,353
Other expenses	8,165	1,578	145	(148)	9,740
Total expenses	15,661	5,923	394	296	22,274

Net Income (loss)	3,790	1,147	56	(595)	4,398

Total assets	1,851,149	65,550	3,527	(66,560)	1,853,666
(1) Includes parent company and intercompany eliminations

Segment Reporting (YTD)
	For the Six Months Ended June 30, 2016
	Commercial Banking	Mortgage Banking	Wealth Management	Other (1)	Consolidated Totals
	($ in thousands)
Revenues:
Interest income	35,457	729	—	(460)	35,726
Gain on sale of loans	—	8,029	—	—	8,029
Other revenues	1,802	2,564	886	(10)	5,242
Total income	37,259	11,322	886	(470)	48,997

Expenses:
Interest expense	5,130	460	2	580	6,172
Salaries and employee benefits	9,561	6,674	486	436	17,157
Other expenses	14,849	2,513	283	(299)	17,346
Total expenses	29,540	9,647	771	717	40,675

Net Income (loss)	7,719	1,675	115	(1,187)	8,322

Total assets	1,851,149	65,550	3,527	(66,560)	1,853,666
(1) Includes parent company and intercompany eliminations

During the three and six months ended June 30, 2016, the mortgage subsidiary originated $216.9 million and $339.6 million, respectively, of total loan volume. Assets under management grew to $245.1 million as of June 30, 2016, at the wealth management subsidiary. The Company did not have segments during the first half of 2015.

About The Company

WashingtonFirst Bankshares, Inc., headquartered in Reston, Virginia, is the holding company for WashingtonFirst Bank, which operates 19 full-service banking offices throughout the Washington, DC, metropolitan area. In addition, the Company provides wealth management services through its subsidiary, 1st Portfolio Wealth Advisors, and mortgage banking services through the Bank's subsidiary, WashingtonFirst Mortgage Corporation. The Company's common stock is traded on the NASDAQ Stock Market under the quotation symbol "WFBI" and is included in the ABA NASDAQ Community Bank Index and the Russell 2000® index.  For more information about the Company, please visit: www.wfbi.com.
Cautionary Statements About Forward-Looking Information
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements of the goals, intentions, and expectations of the Company as to future trends, plans, events, results of operations and policies and regarding general economic conditions. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors which include, but are not limited to, factors discussed in our Annual Report on Form 10-K and in other documents we file with the Securities and Exchange Commission from time to time.  In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon the beliefs of the management of the Company as to the expected outcome of future events, current and anticipated economic conditions, nationally and in the Company’s market, and their impact on the operations, assets and earnings of the Company, interest rates and interest rate policy, competitive factors, judgments about the ability of the Company to successfully integrate its operations following significant transactions including, but not limited to, mergers and acquisitions, the ability to avoid customer dislocation during the period leading up to and following such transactions, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Readers are cautioned against placing undue reliance on such forward-looking statements. The Company assumes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.
Additional documents are available free of charge at the SEC’s website, www.sec.gov and on the Company’s website at www.wfbi.com under the tab “Investor Relations” or by contacting the Company’s Investor Relations Department at 11921 Freedom Drive, Suite 250, Reston, VA 20190. You may also read and copy any reports, statements and other information filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. Information about the operation of the SEC Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

WashingtonFirst Bankshares, Inc.
Matthew R. Johnson, 703-840-2410
Executive Vice President & Chief Financial Officer
MJohnson@WFBI.com
www.WFBI.com

WashingtonFirst Bankshares, Inc.
Consolidated Balance Sheets

	June 30, 2016	December 31, 2015	June 30, 2015
	($ in thousands)
Assets:
Cash and cash equivalents:
Cash and due from bank balances	$3,164	$3,739	$3,859
Federal funds sold	96,177	59,014	105,566
Interest bearing deposits	100	—	—
Cash and cash equivalents	99,441	62,753	109,425
Investment securities, available-for-sale, at fair value	260,675	220,113	193,739
Restricted stock, at cost	4,481	6,128	6,021
Loans held for sale, at lower of cost or fair value	52,198	36,494	822
Loans held for investment:
Loans held for investment, at amortized cost	1,391,523	1,308,083	1,180,402
Allowance for loan losses	(12,595)	(12,289)	(10,626)
Total loans held for investment, net of allowance	1,378,928	1,295,794	1,169,776
Premises and equipment, net	7,476	7,374	5,956
Goodwill	11,420	11,431	6,240
Identifiable intangibles	1,753	1,888	568
Deferred tax asset, net	6,901	8,116	7,653
Accrued interest receivable	4,546	4,502	3,898
Other real estate owned	2,159	—	291
Bank-owned life insurance	13,701	13,521	13,336
Other assets	9,987	6,352	4,065
Total Assets	$1,853,666	$1,674,466	$1,521,790
Liabilities and Shareholders' Equity:
Liabilities:
Non-interest bearing deposits	$418,404	$304,425	$386,006
Interest bearing deposits	1,130,473	1,028,817	862,861
Total deposits	1,548,877	1,333,242	1,248,867
Other borrowings	9,021	6,942	11,649
FHLB advances	61,589	110,087	107,818
Long-term borrowings	32,953	32,884	10,112
Accrued interest payable	969	912	633
Other liabilities	11,957	11,804	7,556
Total Liabilities	1,665,366	1,495,871	1,386,635
Commitments and contingent liabilities	—	—	—
Shareholders' Equity:
Preferred stock:
Series D, $5.00 par value, 0, 0, and 8,898 shares issued and outstanding, respectively, 1% dividend	—	—	44
Additional paid-in capital - preferred	—	—	8,854
Common stock:
Common Stock Voting, $0.01 par value, 50,000,000 shares authorized, 10,431,016; 10,377,981 and 7,781,564 shares issued and outstanding, respectively	104	103	77
Common Stock Non-Voting, $0.01 par value, 10,000,000 shares authorized; 1,817,842 shares issued and outstanding for all periods presented	18	18	18
Additional paid-in capital	161,679	160,861	113,384
Accumulated earnings	24,594	17,740	12,321
Accumulated other comprehensive income/(loss)	1,905	(127)	457
Total Shareholders' Equity	188,300	178,595	135,155
Total Liabilities and Shareholders' Equity	$1,853,666	$1,674,466	$1,521,790

WashingtonFirst Bankshares, Inc.
Consolidated Statements of Income
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	($ in thousands, except per share data)
Interest and dividend income:
Interest and fees on loans	$16,836	$14,314	$33,227	$27,754
Interest and dividends on investments:
Taxable	1,178	786	2,170	1,502
Tax-exempt	19	17	41	36
Dividends on other equity securities	81	56	152	117
Interest on Federal funds sold and other short-term investments	68	79	136	153
Total interest and dividend income	18,182	15,252	35,726	29,562
Interest expense:
Interest on deposits	2,200	1,518	4,195	2,969
Interest on borrowings	981	562	1,977	1,115
Total interest expense	3,181	2,080	6,172	4,084
Net interest income	15,001	13,172	29,554	25,478
Provision for loan losses	980	850	1,605	1,550
Net interest income after provision for loan losses	14,021	12,322	27,949	23,928
Non-interest income:
Service charges on deposit accounts	81	122	160	231
Earnings on bank-owned life insurance	90	94	180	189
Gain on sale of other real estate owned, net	—	117	—	117
Gain on sale of loans, net	5,287	97	8,029	166
Mortgage banking activities	1,358	—	2,557	—
Wealth management income	443	—	871	—
Gain on sale of available-for-sale investment securities, net	1,077	7	1,152	22
Other operating income	154	169	322	438
Total non-interest income	8,490	606	13,271	1,163
Non-interest expense:
Compensation and employee benefits	9,353	4,570	17,157	8,703
Premises and equipment	1,863	1,506	3,680	2,989
Data processing	1,121	913	2,125	1,736
Professional fees	350	325	669	663
Merger expenses	—	241	—	241
Mortgage loan processing expenses	354	—	550	—
Debt extinguishment	1,044	—	1,044	—
Other operating expenses	1,450	1,046	2,811	2,114
Total non-interest expense	15,535	8,601	28,036	16,446
Income before provision for income taxes	6,976	4,327	13,184	8,645
Provision for income taxes	2,578	1,560	4,862	3,088
Net income	4,398	2,767	8,322	5,557
Preferred stock dividends	—	(23)	—	(51)
Net income available to common shareholders	$4,398	$2,744	$8,322	$5,506

Earnings per common share:
Basic earnings per common share	$0.36	$0.28	$0.68	$0.57
Diluted earnings per common share	$0.35	$0.28	$0.67	$0.57

Average Balances, Interest Income and Expense and Average Yield and Rates (QTD)
	For the Three Months Ended
	June 30, 2016			June 30, 2015
	Average Balance	Income/ Expense	Yield/ Rate (6)	Average Balance	Income/ Expense	Yield/ Rate (6)
	($ in thousands)
Assets
Interest-earning assets:
Loans (1)	$1,412,294	$16,836	4.72%	$1,127,847	$14,314	5.02%
Investment securities - taxable	278,690	1,178	1.67%	181,885	786	1.71%
Investment securities - tax-exempt (2)	3,822	24	2.48%	2,495	21	3.22%
Other equity securities	6,636	81	4.89%	5,581	56	4.02%
Interest-bearing balances	100	—	0.60%	6,649	11	0.66%
Federal funds sold	55,722	68	0.49%	63,845	68	0.43%
Total interest earning assets	1,757,264	18,187	4.09%	1,388,302	15,256	4.35%
Non-interest earning assets:
Cash and due from banks	2,712			3,378
Premises and equipment	7,713			6,094
Other real estate owned	2,044			376
Other assets (3)	45,829			37,218
Less: allowance for loan losses	(12,153)			(9,856)
Total non-interest earning assets	46,145			37,210
Total Assets	$1,803,409			$1,425,512

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$124,079	$90	0.29%	$105,712	$61	0.23%
Money market deposit accounts	265,727	393	0.59%	206,856	251	0.49%
Savings accounts	215,544	382	0.71%	124,738	212	0.68%
Time deposits	485,482	1,335	1.11%	411,645	994	0.97%
Total interest-bearing deposits	1,090,832	2,200	0.81%	848,951	1,518	0.72%
FHLB advances	114,435	445	1.54%	97,517	378	1.53%
Other borrowings and long-term borrowings	38,895	536	5.52%	17,907	184	4.07%
Total interest-bearing liabilities	1,244,162	3,181	1.03%	964,375	2,080	0.86%
Non-interest-bearing liabilities:
Demand deposits	361,191			315,894
Other liabilities	10,263			9,390
Total non-interest-bearing liabilities	371,454			325,284
Total Liabilities	1,615,616			1,289,659
Shareholders’ Equity	187,793			135,853
Total Liabilities and Shareholders’ Equity	$1,803,409			$1,425,512

Interest Spread (4)			3.06%			3.49%
Net Interest Margin (2)(5)		$15,006	3.37%		$13,176	3.75%

(1)	Includes loans held for sale and loans placed on non-accrual status.

(2)	Yield and income presented on a fully taxable equivalent basis using a federal statutory rate of 35 percent.

(3)	Includes intangibles, deferred tax asset, accrued interest receivable, bank-owned life insurance and other assets.

(4)	Interest spread is the average yield earned on earning assets, less the average rate incurred on interest bearing liabilities.

(5)	Net interest margin is net interest income, expressed as a percentage of average earning assets.

(6)	Annualized income/expense is used for the yield/rate.

Average Balances, Interest Income and Expense and Average Yield and Rates (YTD)
	For the Six Months Ended
	June 30, 2016			June 30, 2015
	Average Balance	Income/ Expense	Yield/ Rate (6)	Average Balance	Income/ Expense	Yield/ Rate (6)
	($ in thousands)
Assets
Interest-earning assets:
Loans (1)	$1,386,923	$33,227	4.74%	$1,099,723	$27,754	5.02%
Investment securities - taxable	250,511	2,170	1.71%	174,584	1,502	1.71%
Investment securities - tax-exempt (2)	3,955	50	2.50%	2,779	46	3.21%
Other equity securities	6,429	152	4.77%	5,829	117	4.04%
Interest-bearing balances	71	1	2.96%	8,549	27	0.65%
Federal funds sold	48,656	135	0.56%	63,248	126	0.40%
Total interest earning assets	1,696,545	35,735	4.17%	1,354,712	29,572	4.34%
Non-interest earning assets:
Cash and due from banks	2,346			3,173
Premises and equipment	7,672			6,136
Other real estate owned	1,238			369
Other assets (3)	47,376			36,131
Less: allowance for loan losses	(12,283)			(9,608)
Total non-interest earning assets	46,349			36,201
Total Assets	$1,742,894			$1,390,913

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$119,396	$176	0.30%	$101,477	$118	0.23%
Money market deposit accounts	281,590	831	0.59%	208,964	505	0.49%
Savings accounts	193,493	681	0.71%	126,433	428	0.68%
Time deposits	462,137	2,507	1.09%	394,880	1,918	0.98%
Total interest-bearing deposits	1,056,616	4,195	0.80%	831,754	2,969	0.72%
FHLB advances	113,072	899	1.57%	101,495	749	1.47%
Other borrowings and long-term borrowings	39,004	1,078	5.54%	17,814	366	4.11%
Total interest-bearing liabilities	1,208,692	6,172	1.02%	951,063	4,084	0.86%
Non-interest-bearing liabilities:
Demand deposits	335,292			295,561
Other liabilities	13,268			8,524
Total non-interest-bearing liabilities	348,560			304,085
Total Liabilities	1,557,252			1,255,148
Shareholders’ Equity	185,642			135,765
Total Liabilities and Shareholders’ Equity	$1,742,894			$1,390,913

Interest Spread (4)			3.15%			3.48%
Net Interest Margin (2)(5)		$29,563	3.44%		$25,488	3.74%

(1)	Includes loans held for sale and loans placed on non-accrual status.

(2)	Yield and income presented on a fully taxable equivalent basis using a federal statutory rate of 35 percent.

(3)	Includes intangibles, deferred tax asset, accrued interest receivable, bank-owned life insurance and other assets.

(4)	Interest spread is the average yield earned on earning assets, less the average rate incurred on interest bearing liabilities.

(5)	Net interest margin is net interest income, expressed as a percentage of average earning assets.

(6)	Annualized income/expense is used for the yield/rate.